Sub-Item 77Q1(a)
Copies of any material amendments to the registrant's charter or bylaws:

Amendment to the Declaration of Trust
Third Amended and Restated Establishment and Designation of Series of Shares
of Beneficial Interest dated February 14, 2013, as
filed with the Securities and Exchange Commission on February 19, 2013
(Accession Number 0001193125-13-064925).